Exhibit 21.1




                 LIST OF SUBSIDIARIES OF THE REGISTRANT



                                                 STATE OF
          NAME                                INCORPORATION
          ----                                -------------

   TV Guide, Inc.                                Delaware
   UV Corp.                                      Delaware
   UVTV, Inc.                                    Delaware
   UVTV-A, Inc.                                  Delaware
   UVTV-X, Inc.                                  Delaware
   DirectCom Networks, Inc.                      Delaware
   Telluride Cablevision, Inc.                   Delaware
   TV Guide Entertainment Group, Inc.            Delaware
   TV Guide Networks, Inc.                       Delaware
   TV Guide Interactive Group, Inc.              Delaware
   TV Guide Interactive, Inc.                    Delaware
   TV Guide Online, Inc.                         Delaware
   TV Guide International, Inc.                  Delaware
   TV Guide International IPG, Inc.              Delaware
   IPG Group, Inc.                               Delaware
   TV Guide Data Services, Inc.                  Delaware
   Sneak Holdings, Inc.                          Delaware
   Sneak Prevue, LLC                             Oklahoma
   TV Guide Media Sales, Inc.                    Delaware
   TV Guide Affiliate Sales, Inc.                Delaware
   TV Guide Magazine Group, Inc.                 Delaware
   TV Guide Distribution, Inc.                   Delaware
   Continental Paper Company                     Delaware
   TVSM, Inc.                                    Delaware
   TVSM Publishing, Inc.                         Delaware
   EuroMedia Group, Inc.                         Delaware
   InfoMedia, SA                                 Luxemburg
   UV Ventures, Inc.                             Delaware
   TV Guide Direct, Inc.                         Delaware
   TV Guide Enterprise Solutions, Inc.           Delaware
   SNTV Holdings, Inc.                           Delaware
   LMC Netlink Corporation                       Colorado
   Westlink, Inc.                                Colorado
   Prevue Ventures, Inc.                         Delaware


                                  1




   SpaceCom Systems, Inc.                        Delaware
   United Video Properties, Inc.                 Delaware
   UV Acquisition Subsidiary, Inc.               Delaware
   TV Guide Technology Ventures, Inc.            Delaware
   UV Interactive, Inc.                          Delaware
   ODS Technologies, LP                          Delaware
   UVSG Companies, GP                            Oklahoma
   Superstar/Netlink Group, LLC                  Delaware
   Netlink USA                                   Colorado
   SSDS, Inc.                                    Colorado
   Knowledge Workers NA, Inc.                    Colorado
   TV Guide Properties, Inc.                     Delaware
   United Video, LLC                             Delaware

                                  2

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